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                                                                EXHIBIT 23.3



                       CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors of
Budget Rent a Car Corporation:


We consent to the inclusion of our report herein and to the reference to our firm under the heading "Experts" in the prospectus of Budget Group, Inc. dated September 2, 1997.



                                        KPMG Peat Marwick LLP




September 2, 1997
Chicago, Illinois